  EXHIBIT 99.1

Media Contact:

Cile Spelce

cspelce@iCoreConnect.com

iCoreConnect Moves from Pink to OTCQB

(WINDERMERE, FL, April 6, 2020 / (GlobeNewswire via NewMediaWire) – iCoreConnect, Inc. (OTCQB: ICCT) is pleased to announce that its shares of common stock are trading on the OTCQB® Venture Market as of March 31, 2020. iCoreConnect continues trading under the symbol ICCT. iCoreConnect is a cloud-based software and technology company focused on increasing productivity and profitability in high-compliance industries. The company’s primary market sector is Healthcare.

Importantly, iCoreConnect also secured Depository Trust Company (DTC) eligibility for electronic settlement and transfer of shares. iCoreConnect President and CEO Robert McDermott explains, “Trading via an electronic system saves investors time through quicker processing and also removes risk of loss or damage associated with paper certificates.”

More than 900 companies trade on the OTCQB Venture Market. “Upgrading to the OTCQB is the logical next step for our company with the desire to eventually move to Nasdaq,” details McDermott. In 2018, the OTC Markets Group implemented new standards for companies on the OTCQB. The audit of a company’s annual financial statements must be conducted by an auditor registered with the Public Company Accounting Oversight Board (PCAOB). McDermott continues, “The way we naturally do business is aligned with the OTCQB standards of audited financials, transparent corporate governance and dutiful compliance with SEC laws.”

OTCQB provides a verified trading platform to help companies tell their story. “We started iCoreConnect with just one service, iCoreExchange HIPAA-compliant email,” McDermott shares. “Today we’ve developed a platform of 13 enterprise services based directly on customer demand.” iCoreConnect builds and improves all of its software based on the feedback of currently-engaged healthcare providers, including approximately 2,000 dentists and physicians who helped design and develop iCoreExchange (HIPAA-compliant email and referral network), iCoreDental (dental practice management) and iCoreMD (medical EHR).

iCoreConnect recognitions include:

- Top 25 IoT Solution Providers – 2019 by CIO Applications Magazine

- Top 10 Encryption Solution Providers 2018 by Enterprise Security Magazine

- Top 10 Dental Solutions 2018 by Healthcare Tech Outlook

- Top 50 Products of 2017 by Dental Products Report Magazine

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iCoreConnect’s unequivocal commitment to responding to the market has resulted in the following agreements and endorsements to date:

- Colorado Dental Association (iCoreExchange)

- Florida Dental Association Crown Services (iCoreExchange, iCoreDental)

- Georgia Dental Association (iCoreExchange)

- Louisiana Dental Association (iCoreExchange)

- Maine Medical Association (iCoreExchange, iCoreMD)

- Michigan Dental Association (iCoreExchange)

- Montana Dental Association (iCoreRx, iCoreDental, iCoreExchange, iCoreHuddle)

- New Orleans Dental Association (iCoreDental)

- New York State Dental Association (iCoreExchange)

- North Carolina Dental Society (iCoreRx, iCoreExchange)

- Oklahoma Dental Association (iCoreRx)

- South Carolina Dental Association (iCoreExchange)

- StartUp Health (iCoreExchange, iCoreMD, iCoreDental, iCoreCodeGenius, iCoreHuddle, iCoreFlex, iCoreRx)

- Texas Dental Association Perks Program (iCoreExchange, iCoreDental, iCoreHuddle, iCoreRx)

- Virginia Dental Association/VDA Services (iCoreExchange, iCoreRx)

- Wyoming Medical Society (iCoreExchange, iCoreMD, iCoreCodeGenius)

About iCoreConnect

iCoreConnect, Inc. (OTCQB: ICCT) is a cloud-based software and technology company focused on increasing productivity and profitability in high-compliance industries. iCoreConnect is most notably known for its innovation in solving healthcare business problems. The company’s philosophy is built on a high level of customer feedback, allowing iCoreConnect to respond exactly to the market’s needs. iCoreConnect touts a suite of more than a dozen SaaS enterprise services and more than 30 contracts with state or regional healthcare associations. iCoreConnect is a member of the prestigious StartUp Health accelerator.

About OTCQB

OTCQB Venture Market is for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find real-time quotes and market information for the company on www.otcmarkets.com.

Forward Looking Statements

In this news release, the use of the words "believe," "could," "expect," "may," "positioned," "project," "projected," "should," "will," "would" or similar expressions are intended to identify forward-looking statements that represent the Company's current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors.

SOURCE iCoreConnect, Inc.

PUB NO. 2000.036.040120

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